EXHIBIT 10.56


   Sale by Tender between Smith Corona Private Limited and ST
   Computer Systems & Services Ltd., dated November 2, 1995.

                         SALE BY TENDER
            PARTICULARS AND CONDITIONS OF TENDER OF
                            PROPERTY
                      SITUATE AND KNOWN AS
            NO. 7, BEDOK SOUTH ROAD, SINGAPORE 1646
                    ON LOT 4013 OF MUKIM 27




                 *****************************


                    DESCRIPTION OF PROPERTY

        The whole of Lot 4013 of Mukim 27 together with
        the building/s erected thereon and known as No.7
         Bedok South Road, Singapore 1646 as comprised
          in Lease No. I/36005A dated 18th April 1973
            issued by the Housing Development Board.

            Leasehold estate for a term of 60 years
                  commencing from 1st May 1973.

     SMITH-CORONA PRIVATE LIMITED (formerly known as Corona Manufacturers (Pte) Ltd), a company incorporated in Singapore and having its registered office at No. 7 Bedok South Road, Singapore 1646 (hereinafter called "the Vendor") hereby offers for purchase by way of tender of the Property described above (hereinafter referred to as "the Property") subject to the conditions hereinafter contained.

                       CONDITIONS OF TENDER

1. Every Tenderer shall complete in full and sign the form of tender annexed hereto and deposit the same together with this entire document under sealed cover marked "TENDER FOR NO. 7 BEDOK SOUTH ROAD, SINGAPORE" and addressed to Smith-Corona Private Limited c/0 Knight Frank Cheong Hock Chye & Baillieu of 16 Raffles Quay #29-01 Hong Leong Building, Singapore 0104 to reach them before 4:00 p.m. on the 3rd day of November 1995. On receipt thereof each tenderer will be paid a sum of Singapore Dollar One (S$1.00) as consideration for keeping the tender irrevocable until 4:00 p.m. on the 17th day of November 1995.
Any tender submitted after 4:00 p.m. on the 3rd day of November 1995 may not be considered.

2. (a) A tender shall be submitted only in the name of the principal and not otherwise. Any tender submitted in the name of parties (including persons or corporations) for and on behalf of their principals (notwithstanding the disclosure of the name and identities of their principals at the time of submission of tenders) may at the discretion of the Vendor be considered invalid and be disqualified.

     (b) No infant or any other person who is not sui juris shall be permitted to tender for or to become the purchaser of the Property.

3. (a) A tender must be accompanied by a cashier's order or banker's draft payable to SMITH-CORONA PRIVATE LIMITED for the sum of Singapore Dollars Two Hundred Thousand (S$200,000.00) (hereinafter referred to as "the Tender Fee"). Any tender not accompanied by the Tender Fee will be considered invalid and be disqualified.

     (b) The Tender Fee shall be forfeited if the tenderer withdraws his tender for whatsoever reason at any time after submission of the tender as mentioned in Condition 1 above. The Tender Fee of unsuccessful tenderers will be returned without any interest or compensation or any deductions whatsoever within seven (7) days of the 17th day of November 1995.

4. The Vendor reserves the right at any time before the notice of acceptance to withdraw the Property and is not bound to accept and reserves the right to reject the highest or any tender and shall be under no obligation to disclose any tender or the particulars thereof to any tenderer.

5. (a) All tenders shall remain open for acceptance by the Vendor until 4:00 p.m. on the 17th day of November 1995.

     (b) The person whose tender is accepted (hereinafter call "the Successful Tenderer") shall be informed of the acceptance of his tender by letter sent to him by hand or post to the address given in his tender and such letter so sent shall be deemed to have been received by the Successful Tenderer at the time of its delivery if sent by hand or two (2) days after it has been put into the post if sent by post.

     (c) The acceptance of the tender by the Vendor in the form annexed submitted by the Successful Tenderer shall constitute a binding contract for the sale and purchase of the Property.

     (d) The Successful Tenderer shall, not later than 4:00 p.m. on the date falling one (1) week from (and inclusive of) the date of being notified in writing that his tender has been accepted, pay to the Vendor a further sum equivalent to ten percent (10%) of the tender price (less than abovementioned Tender Fee of $200,000.00) which, together with the Tender Fee, shall constitute the deposit. The said further sum shall be paid by way of a cashier's order or banker's draft made out in favour of SMITH-CORONA PRIVATE LIMITED but must be delivered to the Vendor's solicitors, Messrs Sim Teow Leng & Co of 20 Maxwell Road #09-02/03 Maxwell House, Singapore 069113. If such date falls on a public holiday the Successful Tenderer shall make payment not later than 1:00 p.m. on the business day immediately proceeding such public holiday. Time shall be of the essence for the said payment and if such payment is not received as at the expiry of the aforementioned time and date the Vendor shall be entitled to treat the contract for the sale and purchase of the Property as having been repudiated by the Successful Tenderer and without prejudice to any other rights or remedies available to the Vendor at law or in equity, the Vendor may in his absolute discretion treat the contract as thereby discharged and forfeit and retain for the Vendor's own benefit the Tender Fee.

6. The Property is sold subject to the terms and conditions of Lease No. I/36005A and to all quit and other rents, incidents of tenure, party wall rights, easements, rights of way and other rights (if any) and to any restrictive or other covenants or conditions or other rights affecting the same and the Successful Tenderer shall be deemed to have full knowledge and notice thereof. Subject to the foregoing, the Property shall be sold free from encumbrances.

7. Vacant possession of the Property shall be delivered on completion.

8. The Property is sold subject to satisfactory replies to the Successful Tenderer's legal requisitions to the various government departments and the Mass Rapid Transit Corporation (including application for Road and Drainage Interpretation Plans). If any of the aforesaid replies are unsatisfactory then the contract for the sale and purchase of the Property may be rescinded at the Successful Tenderer's option by written notice to the Vendor not later than eight (8) weeks after the date of acceptance of the tender and the said contract shall thereupon become null and void and of no further effect whatsoever. On rescission, the Vendor shall forthwith refund to the Successful Tenderer the deposit paid by the Successful Tenderer to the Vendor but without any interest compensation or deduction whatsoever. Each party hereto shall bear its own solicitors' costs in the matter and neither party hereto shall have any claim or demand against the other party for damages, costs or otherwise whatsoever in the matter. Provided always that:
          (i) no answer shall be considered unsatisfactory unless it discloses that the Property has been or will be compulsorily acquired by the Government or other competent authority;
          (ii) road lines or road reserves proposals which fall under the category 5 line of the road reserve or are required to be set aside when redevelopment or development takes place shall not be deemed unsatisfactory unless such lines of road reserve or proposals cut or protrude into the building(s) comprised in the Property;
          (iii) drainage lines or drainage reserves or drainage proposals shall not be considered unsatisfactory unless such drainage lines reserves or proposals cut or protrude into the building(s) comprised in the Property;
          (iv) without prejudice to the generality of the foregoing an answer shall not be considered unsatisfactory by reasons of any planning restriction on the Property or any party thereof;
          (v) no replies to legal requisitions shall be deemed to be unsatisfactory unless the Vendor refuses or is not able to comply with the same;
9. (a) The sale and purchase shall be completed and the balance of the purchase price paid at the office of the Vendor's solicitors on the date falling twelve (12) weeks from (and inclusive) of the date of the acceptance of the tender (hereinafter call "the completion date"). If such date falls on a public holiday then completion shall be on the business day immediately preceding such public holiday. Further, if the consent of the Housing and Development Board (hereinafter call "the HDB") mentioned in Clause 10 is received by the parities less than seven (7) days before the completion date then completion shall be extended to the date falling seven (7) days after the receipt of the HDB's consent.
     (b) On completion and upon payment of the balance of the purchase price the Vendor shall execute a proper assurance relating to the Property to the Successful Tenderer such assurance to be prepared by and at the expense of the Successful Tenderer.
     (c) In the event of the Successful Tenderer for any reason other than the default of the Vendor failing to complete the purchase on the completion date or on the said extended dates (as the case may be), the Vendor shall be at liberty to give notice to the Successful Tenderer calling on the Successful Tenderer to complete within ten (10) days after the notice and in this regard time is of the essence and failure by the Successful Tenderer to complete within the said period of ten (10) days shall entitle the Vendor to treat the deposit as forfeited and the Vendor shall be at liberty notwithstanding any pending negotiation proceedings or litigation to resell the Property either by public auction or private contract at such time and under such conditions and generally in such manner as the Vendor may think fit and all expenses attending any such resale attempted resale and any deficiency in price obtained on a resale shall immediately thereafter be made good and paid to the Vendor by the Successful Tenderer and shall be recoverable by the Vendor as liquidated damages and any increase in price on such resale shall belong to the Vendor.

10. (a) The sale and purchase herein is subject to the written consent of the Lessor in the said Lease No. I/36005A namely, the Housing and Development Board being obtained.
     (b) The Vendor shall withing seven (7) days after the date of the acceptance of the tender give written notice to the HDB and extend a copy of the said notice to the Successful Tenderer of its agreement to sell the property to the Successful Tenderer on the terms and conditions herein contained and the Successful Tenderer shall within seven (7) days after the date of the said contract submit his application to the HDB for the said consent and at the same time furnish the Vendor or its solicitors with a copy of such application.
     (c) All administrative fees, costs and other expenses for seeking the said consent or otherwise arising from the application for the said consent shall be borne by the Successful Tenderer.
     (d) Any terms and conditions imposed by the HDB (including but not limited to any upward revision in the yearly rent payable in respect of the Property) pursuant to or in relation to the Successful Tenderer's application for the HDB's consent shall not be a ground for the Successful Tenderer to refuse to complete the sale and purchase herein and the Successful Tenderer shall comply with all terms and conditions which are imposed on the Successful Tenderer as conditions for the HDB's consent. For the avoidance of doubt, a consent given by the HDB on conditions imposed on the Successful Tenderer shall nevertheless be deemed to be full consent.
     (e) In the event that the Successful Tenderer is unable to obtain the HDB's consent as at the expiry of the completion date then the sale and purchase herein shall at the option of either party hereto be treated as canceled forthwith and the following conditions are to apply:
          (i) If the said inability to obtain the consent of the HDB is attributed to the Successful Tenderer's fault in not completing and submitting the requisite forms and documents to and all particulars and details required by the HDB within the time provided for in Clause 10(b) above or is otherwise attributable to the action or omission or any default on the part of the Successful Tenderer, the deposit shall be forfeited to the Vendor without prejudice to any other rights of the Vendor;
          (ii) if the said inability to obtain the consent of the HDB is due to the HDB and not to the Successful Tenderer's default as aforesaid, then the deposit shall be refunded to the Successful Tenderer without any interest or deductions and neither party hereto shall have any further claims or demands against the other, each party bearing its own legal costs and expenses.
     (f) The Successful Tenderer shall use his best endeavor to obtain the HDB's consent and the Vendor shall give all reasonable assistance within its power to facilitate the obtaining of such consent.

11. If any goods and services tax (hereinafter called "GST" which expression shall include any tax of a similar nature that may be substituted for it or levied in addition to it) is charged by the Comptroller of Goods and Services Tax or otherwise becomes chargeable pursuant to the Goods and Services Tax Act (Cap 117A) and the regulations thereto on or calculated by reference to the Purchase Price and other sums (if any) the Successful Tenderer shall pay all such GST or reimburse the Vendor for the payment of such GST, as the case may be, in such manner and within such period as to comply or enable the Vendor to comply with any applicable orders or directives of the Comptroller of Goods and Services Tax. The Successful Tenderer shall indemnify the Vendor and hold the Vendor harmless from any losses, damages, claims, demands, proceedings, actions, costs, expenses, interests, and penalties suffered or incurred by the Vendor arising from any claim, demand proceedings or action that may be made or instituted by the said Comptroller in respect of such GST and resulting from any failure or delay on the Successful Tenderer's part in the payment and discharge of any such GST. The provisions herein shall not merge in the conveyance/transfer by the Vendor to the Successful Tenderer.
12. If from any cause whatever (other than the wilful default of the Vendor) the purchase shall not be completed on the completion date the Successful Tenderer shall pay to the Vendor interest on the balance of the purchase price at the rate of ten per cent (10%) per annum. The Successful Tenderer shall not be entitled to any compensation for the Vendor's delay unless contumacious.
13. The title to the Property shall be properly deducted but the Successful Tenderer shall not be entitled to require production of or raise any objection in respect of title deeds and other documents not in the Vendor's possession.
14. Every recital or statement contained in any deed or instrument shall be accepted as conclusive evidence of the matter or fact recited or stated and no further or other evidence thereof shall be required nor shall any requisition be made in respect thereof.
15. The Successful Tenderer shall not be entitled to make any enquiry, requisition or objection with regard to any discrepancies in any deed or document of the spelling of the name of any party thereto or with regard to any renumbering of the Property.
16. No objection or requisitions shall be made on the ground of any covenant, acknowledgment or undertaking for the production of safe custody of any muniments of title being defective or insufficient or on the ground of the absence of any such covenants, acknowledgment or undertaking or on the ground of the inability of the Vendor to trace or procure the production of any muniments of title.
17. The Property is sold subject to any encroachment and if any encroachment shall be found to exist the same shall not annul the sale nor shall any abatement or compensation be allowed in respect thereof.
18. The Successful Tenderer shall be deemed to have full notice of the actual state and condition of the Property as regards access, repair, light, air and drainage and in all other respects and shall take the property as it is and the Successful Tenderer shall not be entitled to make or raise any enquiry, requisition or objection whatsoever in respect thereof.
19. The Property is believed to be and shall be taken as correctly described and any incorrect statement, error or omission shall not annul the sale nor shall any abatement or compensation be claimed by the Successful Tenderer in respect thereof.
20. The Successful Tenderer shall not require the production of any certificate of fitness for occupation in respect of the building/s on the Property or certificate or any other evidence of numbering or renumbering of the Property or that any building stands on or within the boundaries comprised in the lot described and no requisition shall be made in respect thereof.
21. The inability of the Vendor to answer any requisition because of difficulty in obtaining information from Government or other authorities shall not be a cause for delay by the Successful Tenderer in completion of the sale or for refusal to complete.
22. No objection shall be made on the ground that any deed, document, Grant of Probate, Letters of Administration or Order of Court has not been registered under any act ordinance rule or regulation which requires its registration or on account of any deed or document being unstamped or insufficiently stamped and such unregistered or unstamped or insufficiently stamped deed, document, Probate, Letters of Administration or Order of Court shall if the Successful Tenderer so requires be registered or stamped at the expense of the Successful Tenderer but if registration of any unregistered document cannot be effected no objection shall be taken to the title on that account.
23. The parties hereto shall be bound by the general conditions of the sale known as "The Singapore Law Society's Conditions of Sale 1994" so far as the same are not varied by or inconsistent with the conditions herein.
24. The terms and conditions herein contained supersede any information given by the Vendor or Knight Frank Cheong Hock Chye & Baillieu (Property Consultants) Pte Ltd or any other person and the same shall solely govern the rights of the Vendor and the Successful Tenderer. The Vendor does not guarantee and/or assume any responsibility for the accuracy of the information other than that in these conditions of Tender. Any error omission or misdescription (whether or not due to negligence) shall not vitiate, annul, invalidate or provide grounds for the Successful Tenderer to rescind the sale and shall not prejudice the rights of the Vendor hereunder and the Successful Tenderer shall have no right to claim for damages or any remedy of whatsoever nature. The Successful Tenderer must satisfy by inspection or otherwise as to the correctness or accuracy of any information if given which information does not constitute any part of the terms and conditions of the sale.
25.  In these conditions of Tender where the content admits:
     (a) words importing only the singular number include the plural number and vice versa;
     (b) words importing the masculine gender only include the feminine and neuter gender;
     (c) words importing a person import also a firm or a corporation.



                           APPENDIX A
               VARIATION OF CONDITIONS OF TENDER

The Conditions of Tender shall be deemed to be varied as follows:

1. The words "Subject to the written consent of the Housing and Development Board being obtained us provided in Clause 10" shall be deemed to be inserted at the beginning of each of the following Clauses of the conditions of Tender:

     (a)  Clause 9(a);
     (b)  Clause 9(c); and
     (c)  Clause 12

2. Clause 10(a) of the Conditions of Tender shall be deemed to be deleted and the following substituted therefor:

     "The sale and purchase herein is subject to the written consent of the Lessor in the said Lease No. I/36005A namely, the Housing and Development Board being obtained for:

     (i)  the sale and purchase of the Property; and
     (ii) the change of use of the Property for the purpose of software development and customization and computer related services."

3. Clause 10(c) of the Conditions of Tender shall be deemed to be deleted and the following substituted therefore:

     "The Vendor shall pay the administrative fees, costs and other expenses (including goods and services tax thereon) payable to the HDB for their consent in terms of Clause 10(a)(i) above and the Successful Tenderer shall pay all other administrative fees, costs and other expenses (including goods and services tax thereon) payable to the HDB for their consent in terms of Clause 10(a)(ii)."

4. The following shall be deemed to be inserted at the end of Clause 10(d) of the Conditions of Tender:

     "The Vendor shall withing fourteen (14) days from the date of any request from the HDB, submit and furnish any documents and information to the HDB and the Vendor shall comply with all terms and conditions which are imposed on the Vendor as conditions for the HDB's consent."

5. The following words shall be deemed to be inserted after the words "is due to the HDB" in the second line of Clause 10(e)(ii) of the Conditions of Tender:

     "or is due to the failure of the Vendor to furnish any documents or information to the HDB or is due to the failure of the Vendor to comply with any of the terms and conditions imposed on the Vendor by the HDB"

6. Clause 11 of the Conditions of Tender shall be deemed to be renumbered as Clause 11(a) and the following Clause shall be deemed to be inserted as a new Clause 11(b):

     "Any provision in these Conditions of Tender requiring the Vendor to refund the deposit to the Successful Tenderer shall be deemed to include an obligation on the Vendor to refund the GST
(if any) paid thereon."

                          FORM OF TENDER

To:  Smith-Corona Private Limited
     c/o Knight Frank Cheong Hock Chye & Baillieu
          (Property Consultants ) Pte Ltd
     16 Raffles Quay #29-01
     Hong Leong Building
     Singapore 0104

     I/WE, ST Computer Systems & Services Limited
of 750D Chai Chee Road #03-01 Chai Chee Industrial Park Singapore 469004 Hereby offer to purchase from you No. 7, Bedok South Road Singapore 1646 the Property described in the above conditions of Tender at the price of Singapore Dollars Twenty Nine million only.
(S$29,000,000.00   ) subject to the said Conditions of Tender/GST
out above and forward herewith a Cashier's order/Bank Draft in favour of Smith-Corona Private Limited for Singapore Dollars Two Hundred Thousand (S$200,000) as Tender Fee. In the event of my/our offer to purchase being accepted in accordance with the said Conditions of Tender "I/We will pay the balance of the said purchase price and carry out and complete the purchase in accordance with the said conditions of Tender."

     In consideration of the sum of Singapore Dollar One (S$1.00) paid to me/us by you (receipt of which I/we hereby acknowledge) I/we hereby agree that this offer shall be irrevocable and open for acceptance until 4:00 p.m. on the 17th day of November 1995.

Dated this Second day of November 1995.

(FOR COMPANIES)     as modified and amended by the Variation of
                    Conditions of Tender attached hereto and marked Appendix A ("Variation of Conditions of Tender")
                    As modified and amended by the Variation of Conditions of Tender

SIGNATURE AND COMPANY STAMP   /s/ Lim Song Joo
                              ----------------------------------

NAME OF COMPANY               ST COMPUTER SYSTEMS & SERVICES LTD
                              ----------------------------------

NAME OF SIGNATORY IN BLOCK
LETTERS                       LIM SONG JOO
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POSITION IN COMPANY           MANAGING DIRECTOR
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PLACE OF INCORPORATION        SINGAPORE
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ADDRESS OF REGISTERED OFFICE  750D Chai Chee Road
                              ----------------------------------
                              #03-01 Chai Chee Industrial Park
                              ----------------------------------
                              Singapore 469004
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TELEPHONE NUMBER              441-2688
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TELEFAX NUMBER                441-2811
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(FOR INDIVIDUALS)

SIGNATURE/S                   N/A
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NAME/S IN BLOCK LETTERS       N/A
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CITIZENSHIP/S                 N/A
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NRIC/PASSPORT NO/S            N/A
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ADDRESS/ES                    N/A
                              ----------------------------------

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TELEPHONE NUMBER/S            N/A
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TELEFAX NUMBER/S              N/A
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